UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 17, 2004

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, OH		45840

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

     On September 16, 2004, Cooper Tire & Rubber Company (the “Company”) entered into a definitive stock purchase agreement with an entity to be formed by The Cypress Group and Goldman Sachs Capital Partners to sell its automotive business, Cooper-Standard Automotive, for approximately $1.165 billion in cash, subject to certain post-closing adjustments. The transaction, which is expected to close in the fourth quarter of 2004, is subject to purchaser’s receipt of financing from committed sources by the purchaser and other customary conditions, including the receipt of regulatory approvals. The stock purchase agreement has been approved by the Company’s Board of Directors. A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Number	Exhibit
99.1	Press release, dated September 17, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

	By:	/s/ Philip G. Weaver

Philip G. Weaver
Vice President and Chief Financial Officer
Date: September 17, 2004

INDEX TO EXHIBITS

Number	Exhibit
99.1	Press release, dated September 17, 2004